EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of VEON Ltd. on Form S-8 of our reports dated March 16, 2026, with respect to our audits of the consolidated financial statements of VEON Ltd. and the effectiveness of internal control over financial reporting of VEON Ltd. included in its Annual Report (Form 20-F) as of December 31, 2025 and 2024 and for each of the three years in the period ended December 31, 2025.

/s/ UHY LLP

Melville, NY

April 21, 2026